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                                                              EXHIBIT 23.3

                       CONSENT OF MERRILL LYNCH, PIERCE,
                          FENNER & SMITH INCORPORATED

September 5, 1997

  We hereby consent to the use of our opinion letter to the Board of Directors of ALZA Corporation ("ALZA") included as Exhibit A to the Prospectus of Crescendo Pharmaceuticals Corporation ("Crescendo") which forms a part of the Registration Statement on Form S-1 of Crescendo originally filed on July 15, 1997, with the Securities and Exchange Commission and to the references therein to such opinion and to Merrill Lynch, Pierce, Fenner & Smith Incorporated under the captions "Summary" and "Reasons for the Distribution and Effects on ALZA Corporation." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER &

                                          SMITH INCORPORATED

                                          By: /s/ D. Casey Saffreno
                                             ----------------------------------
                                             Managing Director
                                             Investment Banking Group